UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 5, 2007

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2007, the registrant entered into an amendment of the Employment Agreement with Joseph V. Taranto, its Chairman and Chief Executive Officer, a copy of which amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The amendment extends the term of Mr. Taranto’s employment until December 31, 2009. The registrant also entered into an amendment of the Change of Control Agreement with Joseph V. Taranto, a copy of which amendment is filed herewith as Exhibit 10.2 and incorporated herein by reference. The amendment changes the termination date of Mr. Taranto’s Change of Control Agreement to December 31, 2009.

Item 7.01	REGULATION FD DISCLOSURE

On April 6, 2007, the registrant issued a news release announcing the extension of the Chairman and Chief Executive Officer’s employment agreement. A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Amendment of Employment Agreement with
Joseph V. Taranto

10.2	Amendment of Change of Control Agreement with
Joseph V. Taranto

99.1	News Release of the registrant,

dated April 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/s/ CRAIG EISENACHER
Craig Eisenacher Executive Vice President and Chief Financial Officer

Dated: April 6, 2007

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

10.1	Amendment to Employment Agreement
with Joseph V. Taranto	5

10.2	Amendment to Change of Control Agreement
with Joseph V. Taranto	8

99.1	News Release of the registrant,
dated April 6, 2007	10